Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

May 13, 2010

NuStar Energy L.P.

2330 North Loop 1604 West

San Antonio, Texas 78248

Ladies and Gentlemen:

We have acted as special counsel to NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), NuStar Logistics, L.P., a Delaware limited partnership and wholly owned subsidiary of the Partnership (“NuStar Logistics”), and NuStar Pipeline Operating Partnership, L.P., a Delaware limited partnership and wholly owned subsidiary of the Partnership (“NPOP” and, together with the Partnership and NuStar Logistics, the “Registrants” or the “Guarantors,” as applicable), in connection with the preparation of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) filed on May 13, 2010 with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of securities (the “Securities”) consisting of (i) common units representing limited partner interests in the Partnership (the “Common Units”), (ii) debt securities issued by NuStar Logistics, which may either be senior or subordinated in right of payment, and may be issued in one or more series (the “NuStar Logistics Debt Securities”) and debt securities issued by NPOP, which may either be senior or subordinated in right of payment, and may be issued in one or more series (the “NPOP Debt Securities,” and, collectively, with the NuStar Logistics Debt Securities, the “Debt Securities”) and/or (iii) guarantees of the NuStar Logistics Debt Securities by either the Partnership or NPOP (the “NuStar Logistics Guarantees”) or guarantees of the NPOP Debt Securities by either the Partnership or NuStar Logistics (the “NPOP Guarantees,” and, collectively with the NuStar Logistics Guarantees, the “Guarantees”).

The NuStar Logistics Debt Securities may be issued in one or more series pursuant to either (i) the Indenture, dated July 15, 2002, relating to the issuance of senior debt securities by NuStar Logistics filed as Exhibit 4.7 to the Registration Statement, as amended and supplemented by the First Supplemental Indenture, dated as of July 15, 2002, filed as Exhibit 4.8 to the Registration Statement, and the Second Supplemental Indenture, dated as of March 18, 2003, filed as Exhibit 4.9 to the Registration Statement, in each case, by and among NuStar Logistics, the Partnership, NPOP, as affiliate guarantor, and Wells Fargo Bank, National Association (as successor to The Bank of New York), as trustee, and as further amended and

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supplemented by the Third Supplemental Indenture, dated as of July 1, 2005, by and among NuStar Logistics, the Partnership, NPOP, as affiliate guarantor, and Wells Fargo Bank, National Association (as successor to The Bank of New York Trust Company, N.A.), as trustee, filed as Exhibit 4.10 to the Registration Statement (the such indenture, as so amended and supplemented being referred to herein as the “NuStar Logistics Senior Indenture”), or (ii) an indenture relating to the issuance of subordinated debt securities by NuStar Logistics, in substantially the form filed as Exhibit 4.12 to the Registration Statement (the “NuStar Logistics Subordinated Indenture” and together with the NuStar Logistics Senior Indenture, the “NuStar Logistics Indentures”), to be entered into among NuStar Logistics, the Partnership and a trustee to be named therein. The NuStar Logistics Guarantees, if any, with respect to any series of NuStar Logistics Debt Securities issued under either of the NuStar Logistics Indentures, may be issued under such indenture, as may be amended or supplemented from time to time, pursuant to a supplemental indenture, among NuStar Logistics, the Partnership and/or NPOP as Guarantor, and the trustee under such indenture.

The NPOP Debt Securities may be issued in one or more series pursuant to either (i) the Indenture, dated February 21, 2002, relating to the issuance of senior debt securities by NPOP, between NPOP and Wells Fargo Bank, National Association (as successor to JPMorgan Chase Bank), as trustee, filed as Exhibit 4.13 to the Registration Statement as amended and supplemented by the Fifth Supplemental Indenture, dated July 1, 2005, by and among NPOP, the Partnership as affiliate guarantor, NuStar Logistics, as affiliate guarantor, and Wells Fargo Bank, National Association (as successor to JPMorgan Chase Bank), as trustee, filed as Exhibit 4.18 to the Registration Statement (such indenture, as so amended and supplemented being referred to herein as the “NPOP Senior Indenture”) or (ii) an indenture relating to the issuance of subordinated debt securities by NPOP, in substantially the form filed as Exhibit 4.20 to the Registration Statement (the “NPOP Subordinated Indenture” and together with the NPOP Senior Indenture, the “NPOP Indentures”) to be entered into between NPOP, the Partnership and a trustee to be named therein. The NPOP Guarantees, if any, with respect to any series of NPOP Debt Securities issued under either of the NPOP Indentures, may be issued under such indenture, as may be amended or supplemented from time to time, pursuant to a supplemental indenture, among NPOP, the Partnership and/or NuStar Logistics as Guarantor, and the trustee under such indenture.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i) the Amended and Restated Certificate of Limited Partnership of the Partnership, as amended to date (the “MLP Partnership Certificate”);

(ii) the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date (the “MLP Partnership Agreement” and together with the MLP Partnership Certificate, the “MLP Organic Documents”);

(iii) the Certificate of Limited Partnership of Limited Partnership of Riverwalk Logistics, L.P. and the First Amended and Restated Limited Partnership Agreement of

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Riverwalk Logistics, L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), in each case as amended to date (the “General Partner Organic Documents”);

(iv) the Certificate of Formation of NuStar GP, LLC and the First Amended and Restated Limited Liability Company Agreement of NuStar GP, LLC, a Delaware limited liability company and the general partner of the General Partner (“GP LLC”), in each case as amended to date (the “GP LLC Organic Documents”);

(v) the Certificate of Limited Partnership of NuStar Logistics and the Second Amended and Restated Agreement of Limited Partnership of NuStar Logistics, in each case as amended to date (the “NuStar Logistics Organic Documents”);

(vi) the Certificate of Incorporation of NuStar GP, Inc. and the Bylaws of NuStar GP, Inc., a Delaware corporation and the general partner of NuStar Logistics (“NuStar GP”), in each case as amended to date (the “NuStar GP Organic Documents”);

(vii) the Certificate of Limited Partnership of NPOP and the Amended and Restated Agreement of Limited Partnership of NPOP, in each case as amended to date (the “NPOP Organic Documents”);

(viii) the Certificate of Formation of LegacyStar Services, LLC and the Amended and Restated Limited Liability Company Agreement of LegacyStar Services, LLC, a Delaware limited liability company and the general partner of NPOP (“LegacyStar”), in each case as amended to date (the “LegacyStar Organic Documents”)

(ix) a specimen of the certificate representing the Common Units;

(x) the Registration Statement;

(xi) the Prospectus; and

(xii) the NuStar Logistics Senior Indenture filed as Exhibit 4.7 to the Registration Statement, as so amended and supplemented by the supplemental indentures filed as Exhibits 4.8, 4.9 and 4.10 to the Registration Statement, and the form of NuStar Logistics Subordinated Indenture filed as Exhibit 4.12 to the Registration Statement; and

(xiii) the NPOP Senior Indenture filed as Exhibit 4.13 to the Registration Statement, as so amended and supplemented by the supplemental indenture filed as Exhibit 4.18 to the Registration Statement, and the form of NPOP Subordinated Indenture filed as Exhibit 4.20 to the Registration Statement.

The Registrants, the General Partner and the GP LLC are referred to herein collectively as the “MLP Companies.” The MLP Organic Documents, the General Partner Organic Documents, the GP LLC Organic Documents, the NuStar Logistics Organic Documents, the

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NuStar GP Organic Documents, the NPOP Organic Documents and the LegacyStar Organic Documents are referred to herein collectively as the “Organic Documents.”

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the MLP Companies and such agreements, certificates of public officials, certificates of officers or other representatives of the MLP Companies and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. In conducting our examination of documents, we have assumed the power, corporate, limited liability company, partnership or other, of all parties thereto other than the Partnership to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, limited liability company, partnership or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions below with respect to the Securities therein referred to, we have assumed that:

(i) none of the Organic Documents will have been amended in any manner that would affect any legal conclusion set forth herein;

(ii) the consideration paid for any Common Units will comply with Article V of the MLP Partnership Agreement;

(iii) the certificates for the Common Units will conform to the specimen thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units;

(iv) any supplemental indenture to either of the Indentures executed and delivered, and any Board Resolution (as defined in the Indentures) certified and delivered, pursuant to the Indentures, in any such case, in or pursuant to which the terms of any Debt Securities and Guarantees, as applicable, are established and pursuant to which such Debt Securities and Guarantees, as applicable, are issued, will comply with such Indenture as theretofore amended or supplemented, and the form and terms of such Debt Securities and Guarantees will comply with such Indenture as then and theretofore amended or supplemented (including by any such supplemental indenture) and any such Board Resolution (and any Officer’s Certificate delivered pursuant thereto); and

(v) the form and terms of such Securities, when established, the issuance, sale and delivery thereof by the applicable Registrant, and the incurrence and performance by the applicable Registrant of its obligations thereunder or in respect thereof (including, without

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limitation, its obligations under any related Indenture) in accordance with the terms thereof, will be in full compliance with, and will not violate, the Organic Documents, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of the Registrants, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees. In addition, except in the case of Guarantees, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities. In addition, we have assumed the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of GP LLC (on behalf of the Partnership and the General Partner, as applicable), NuStar GP (on behalf of NuStar Logistics) and LegacyStar (on behalf of NPOP), and in accordance with the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

Based upon and subject to the foregoing, and subject also to the limitations, and other assumptions and qualifications set forth below, we are of the opinion that:

1. With respect to the Common Units, assuming (a) the taking by GP LLC of all necessary limited liability company and partnership action to authorize and approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) the issuance and delivery of such Common Units in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of GP LLC, upon payment (or delivery) of the consideration therefor provided for therein, such Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by the matters described in the Registration Statement, the Prospectus or supplement thereto under the caption “Material Provisions of Our Partnership Agreement—Limited Liability”).

2. With respect to any series of Debt Securities to be issued under an Indenture, assuming (a) the due authorization and valid execution and delivery of such Indenture by the NuStar Logistics or NPOP, as issuer, and the trustee under such Indenture, (b) the due authorization and valid execution and delivery of the applicable supplement, if any, to such Indenture by NuStar Logistics or NPOP, as issuer, the Guarantors, as guarantors, as applicable, and the trustee under such Indenture, or the valid certification and delivery of the applicable Board Resolution by NuStar Logistics or NPOP, and the valid execution and delivery of the applicable Officer’s Certificate by a duly authorized officer of NuStar GP (on behalf of NuStar Logistics) or LegacyStar (on behalf of NPOP), as applicable, in each case, in accordance with the terms of such Indenture, as then and theretofore amended or supplemented, (c) the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of such Indenture, as then and theretofore amended or supplemented, (d) the taking by NuStar GP or

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LegacyStar, as applicable, of all necessary corporate, limited liability company and partnership action to authorize and approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (e) the execution, authentication, issuance and delivery of the Debt Securities of such series in accordance with the terms of such Indenture as then and theretofore amended or supplemented and the applicable definitive purchase, underwriting or similar agreement approved by the applicable Board of Directors (as defined in the Indentures), upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of NuStar Logistics or NPOP, as applicable.

3. With respect to any Guarantor’s Guarantee of any series of Debt Securities to be issued under an Indenture, assuming (a) the due authorization and valid execution and delivery of such Indenture by NuStar Logistics or NPOP, as issuer, and the trustee under such Indenture, (b) the due authorization and valid execution and delivery of the applicable supplement, if any, to such Indenture by NuStar Logistics or NPOP, as issuer, such Guarantors, as guarantor of such Debt Securities, and the trustee under such Indenture, or the valid certification and delivery of the applicable Board Resolution by NuStar Logistics or NPOP and the valid execution and delivery of the applicable Officer’s Certificate by a duly authorized officer of NuStar GP (on behalf of NuStar Logistics) or LegacyStar (on behalf of NPOP), in each case, in accordance with the terms of such Indenture, as then and theretofore amended or supplemented, (c) the qualification under the Trust Indenture Act of such Indenture, as then and theretofore amended or supplemented, pursuant to which such Guarantee will be issued, (d) the taking by the General Partner, NuStar GP or LegacyStar of all necessary corporate, limited liability company and partnership action to authorize and approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (e) the execution, authentication, issuance and delivery of such Debt Securities and of the applicable definitive purchase, underwriting or similar agreement approved by the applicable Board of Directors (as defined in the Indentures), upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Guarantees will constitute valid and legally binding obligations of such Guarantor.

Our opinions in paragraphs 2 and 3 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Indentures, (ii) the Delaware General Corporation Law, (iii) the Delaware Revised Uniform Limited Partnership Act and (iv) the Delaware Limited Liability Company Act.

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May 13, 2010

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,

/s/ Andrews Kurth LLP